Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(9,754,580)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(11,251,330)
Dividend Income	143,838
Interest Income	292,440
ETF Transaction Fees	1,050
Total Income (Loss)	$(20,568,582)

Expenses
General Partner Management Fees	$124,711
Professional Fees	3,688
Brokerage Commissions	12,242
Directors' Fees and insurance	6,530
NYMEX License Fee	1,338
Total Expenses	$148,509
Net Income (Loss)	$(20,717,091)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 9/1/22	$214,042,049
Additions (450,000 Shares)	12,704,164
Withdrawals (250,000 Shares)	(7,164,182)
Net Income (Loss)	(20,717,091)

Net Asset Value End of Month	$198,864,940
Net Asset Value Per Share (7,300,000 Shares)	$27.24

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596